UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2009

Unica Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

170 Tracer Lane, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781.487.8659

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 12, 2009, the Board of Directors of Unica Corporation (the "Company") approved a restructuring plan to improve efficiencies, reduce costs, streamline operations, and better allocate resources. The restructuring plan involves various measures, including the transfer and consolidation of certain ongoing research and development activities currently undertaken in its Waltham, Massachusetts office to its office in Pune, India where certain research and development activities have already been successfully undertaken in the past. The Company expects to expand its workforce in its Pune, India office as part of the restructuring, and it will also continue to perform research and development activities out of its Waltham, Massachusetts office.

The company ended the third quarter of fiscal 2009 with 485 full-time employees. As a result of the restructuring, the Company expects to reduce its workforce by approximately 12% in the fourth quarter of fiscal 2009, with approximately half of the reduction related to the transfer of research and development activities to its Pune, India office. The workforce reduction is expected to be completed by September 30, 2009, and the Company expects to incur pre-tax restructuring charges in the fourth quarter of fiscal year 2009 of approximately $1.5 million, primarily for one-time termination benefits to employees. Substantially all of these charges will result in cash expenditures. In addition, the Company anticipates that the workforce reduction and research and development activities transfer will reduce its ongoing operating expenses by approximately $600,000 in the fourth quarter of fiscal 2009 and in the range of $4.5 million to $5.5 million for the full fiscal year 2010, including estimated costs associated with additional hiring planned for fiscal year 2010 as part of the overall restructuring plan.

Forward-looking Statements

Information provided in this Current Report on Form 8-K contains forward-looking statements, including but not limited to statements regarding the expected costs of the restructuring plan and the anticipated ongoing operating expense reductions associated with the plan. The actual amounts will depend upon, among other things, final decisions on specific elements of the restructuring plan, Unica’s ability to successfully implement elements of the restructuring plan, the timing of implementation of various restructuring plan elements, the absence or occurrence of unexpected costs, and general economic conditions. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including the Company’s ability to implement the plan. Subsequent events may cause these expectations to change, and the Company disclaims any obligation to update or revise the forward-looking statements in the future. More information about potential factors that could affect the Company’s business and financial results is set forth in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. These filings are available on a web site maintained by the SEC at http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unica Corporation

August 18, 2009	By:	/s/ Kevin P. Shone

Name: Kevin P. Shone
Title: Senior Vice President and Chief Financial Officer